Exhibit 99.1

EVI Industries Reports Record Results for the Three and Nine-Month Periods Ended March 31, 2025

Increased Sales, Record Gross Profits and Over $9 Million in Operating Cash Flow. Following Quarter-End, EVI Completed its Largest Acquisition, Which Is Expected to Significantly Increase Revenue and Operating Profit and Position the Company for Future Growth

Miami, Florida – May 12, 2025 – EVI Industries, Inc. (NYSE American: EVI) announced today its operating results for the three and nine-month periods ended March 31, 2025, which included certain record results. The Company also provided commentary on its results of operations, cash flow and financial position, its acquisition of Girbau North America, Inc. (GNA), which was completed following quarter-end, and investments in furtherance of its technology initiatives. Click here to listen to the Company’s recorded earnings call.

Since 2016, EVI has established itself as a leader in the highly fragmented North American commercial laundry distribution and service industry by thoughtfully executing the Company’s long-term growth strategy, which has resulted in a compounded annual growth rate in revenue, net income and adjusted EBITDA of 31%, 18% and 28%, respectively. EVI believes that its strong fundamentals, including its disciplined financial management, targeted market strategy, entrepreneurial culture, commitment to innovation, and strong supplier relationships, collectively provide a solid foundation for continued growth.

Company Highlights for the Nine-Month Period Ended March 31, 2025

▪	Completed three acquisitions, and subsequently, on April 1, 2025, EVI completed the GNA acquisition
▪	Substantially completed the implementation of EVI’s field service technology
▪	Surpassed planned milestones in development and deployment of EVI’s digital commerce solution
▪	Confirmed customer sales order contracts exceeded the value of those fulfilled during the period
▪	Sustained a strong balance sheet while investing in growth, working capital, and advanced technologies

Three-Month Results (compared to the three-months ended March 31, 2024)

▪	Revenue increased 11% to $93.5 million compared to $84.0 million
▪	Gross profit increased 9% to a record $28.1 million
▪	Gross margin was 30.0% compared to 30.7%
▪	Operating income was $2.3 million compared to $2.4 million
▪	Net income increased to $1.0 million, or 1.1%, compared to $0.96 million, or 1.1%
▪	Adjusted EBITDA increased to $5.1 million, or 5.4%, compared to $4.9 million, or 5.9%
▪	Cash flow from operations was $9.1 million

Nine-Month Results (compared to the nine months-ended March 31, 2024)

▪	Revenue increased 6% to a record $280 million
▪	Gross profit increased 8% to a record $84.4 million
▪	Gross margin increased to a record 30.2% compared to 29.6%
▪	Operating income increased to $9.7 million compared to $8.0 million
▪	Net income increased to $5.4 million, or 1.9%, compared to $3.6 million, or 1.4%
▪	Adjusted EBITDA increased to $17.8 million, or 6.4%, compared to $16.4 million, or 6.2%
▪	Cash flow from operations was $11.3 million

Acquisitions

On March 3, 2025, EVI entered into a definitive agreement to acquire GNA, a master distributor of commercial laundry products based in Oshkosh, WI. The transaction closed on April 1, 2025, marking a significant milestone in EVI’s strategy to strengthen its leadership in the North American commercial laundry industry. Widely respected for its strong distributor relationships and superior operational infrastructure, GNA brings a powerful platform for accelerated growth. The acquisition enhances EVI’s ability to scale rapidly and efficiently, combining GNA’s operational excellence with EVI’s strategic and financial resources to drive long-term value across the industry. The acquisition of GNA complements EVI’s ongoing buy-and-build strategy. In addition to GNA, EVI completed the acquisition of Huntley, IL-based Haiges Machinery, along with two other distributors in Florida and Indiana—expanding its footprint in key regions and reinforcing its commitment to long-term investment, customer-centric growth, and market leadership.

Comments on the Three- and Nine-Month Periods

During the three and nine-month periods ended March 31, 2025, revenue increased 11% and 6%, respectively, amid sustained gross margins that drove contribution profits which facilitated the Company’s continued investment in additional sales and service personnel as well as new technologies as part of EVI’s digital transformation initiative, as described in further detail below.

Revenue growth reflects the Company’s consistent execution in its core business—characterized by steady, repeatable sales. Unitary sales across both On-Premise Laundry (OPL) and Vended customer verticals increased in line with total revenue growth. Additionally, the average selling price for Vended units rose, reflecting broader market pricing trends. While OPL unit volumes were also higher, the average selling price declined due to a shift in sales mix, with a greater proportion of smaller machines sold when compared to prior periods. Sales from larger industrial projects made up a smaller proportion of overall sales mix as compared to prior periods. However, signed large deals remained strong and reflect a meaningful balance of the Company’s sales backlog.

Despite this change in mix, gross margins remained solid, supported by the broader product portfolio and the effectiveness of the Company’s sales team in communicating the value of purchasing from a partner committed to enhancing the customer experience through investments in technology, inventory availability, and service quality. These strategic investments, however, contributed to higher operating costs. Selling, General and Administrative expenses increased 10% and 7% for the three- and nine-month periods, respectively. This was driven by a higher proportion of commissionable sales, integration of G&A from three acquired businesses, ongoing technology investments, and $0.3 million in one-time charges related to the Company’s largest-ever acquisition, which was completed shortly after the end of the reporting period.

Technology Investments

Since its commencement of a comprehensive digital transformation initiative in 2020, EVI has been strategically evolving into a modern, data-driven enterprise with a goal of developing and deploying technologies focused on efficiency gains and delivering superior customer service. Leveraging a significantly expanded internal technology team and specialized third-party partners, EVI substantially consolidated disparate operating systems into a unified Enterprise Resource Planning (ERP) infrastructure and deployed an advanced Field Service Management (FSM) platform utilized by over 425 highly trained service professionals—the largest such team in the industry. Simultaneously, EVI is actively developing a next-generation Customer Relationship Management (CRM) platform and a state-of-the-art e-commerce solution. These technologies directly support the Company’s core objective, which includes transforming the customer experience through exceptional technical installation and maintenance services across North America. While short-term financial results reflect the cost of these initiatives, the Company believes that this advanced technology infrastructure will be a key driver of long-term growth, customer loyalty, and profitability.

Cash Flow, Financial Strength, and Liquidity:

A core tenant of EVI’s long-term growth strategy includes maintaining a healthy balance sheet that allows for strategic investments in new growth opportunities as they arise. The Company’s strong financial position has been pivotal to its ability to make investments regardless of macroeconomic or industry conditions.

During the three-month period ended March 31, 2025, operating activities produced cash of $9.1 million resulting in a $5.9 million, or 25%, decrease in net debt as compared to December 31, 2024. During the nine-month period ended March 31,2025, operating activities provided cash of $11.3 million. The strong operating cashflows for the three- and nine-month periods reflect the Company’s strong cash earnings and disciplined inventory management, partially offset by accounts receivable increases from increased sales. As of March 31, 2025, the Company maintained over $175 million in available liquidity provided by its revolving credit facility, which was amended during March 2025 to increase the total potential availability under the credit Agreement by $60 million to $200 million and extend the maturity date from May 2027 to March 2030.

Important Fundamentals and Growth Drivers

The Company believes that the essential nature of commercial laundry products and continuous demand and growth across end-user markets of the commercial laundry industry are catalysts for a growing installed base of commercial laundry systems across North America. These systems require advanced planning, thoughtful design, knowledgeable installation, and post-installation services, including the replacement of equipment, parts, and accessories and the performance of maintenance and repair services. The Company’s large and growing sales and service network represents and services a broad range of products sourced from various domestic and international suppliers to support industrial, on-premise, vended, and multi-family customers serving a wide array of end-user categories. The Company believes its fundamentals, financial strength, market strategy, entrepreneurial culture, technology initiatives, and strong supplier relations are important competitive advantages that will continue to support the Company’s ability to grow profitability and capture market share going forward.

EVI’s Core Principles

EVI upholds specific core values and principles for its business, including:

▪	Invest and manage with a long-term perspective
▪	Uphold financial discipline with a view towards ensuring financial strength and flexibility
▪	Respect the entrepreneurs and management teams that join the EVI family
▪	Operate each business as a local business and empower its leaders to make local decisions
▪	Promote an entrepreneurial culture
▪	Instill a growth mindset and culture of continuous improvement
▪	Incentivize and reward performance with equity participation
▪	Establish strong relationships with our OEM partners

Earnings Call and Additional Information

The Company has provided a pre-recorded earnings conference call, including a business update, which can be accessed under “Financial Info” in the “Investors” section of the Company’s website at www.evi-ind.com or by visiting https://ir.evi-ind.com/message-from-the-ceo. For additional information regarding the Company’s results for the three and nine months ended March 31, 2025, please see the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2025, as filed with the Securities and Exchange Commission on or about the date hereof.

Use of Non-GAAP Financial Information

In this press release, EVI discloses the non-GAAP financial measure of adjusted EBITDA, which EVI defines as earnings before interest, taxes, depreciation, amortization, and amortization of stock-based compensation. Adjusted EBITDA is determined by adding interest expense, income taxes, depreciation, amortization, and amortization of stock-based compensation to net income, as shown in the attached statement of Condensed Consolidated Earnings before Interest, Taxes, Depreciation, Amortization, and Amortization of Stock-based Compensation. EVI considers adjusted EBITDA to be an important indicator of its operating performance. Adjusted EBITDA is also used by companies, lenders, investors and others because it excludes certain items that can vary widely across different industries or among companies within the same industry. For example, interest expense can be dependent on a company’s capital structure, debt levels and credit ratings, and the tax positions of companies can vary because of their differing abilities to take advantage of tax benefits and because of the tax policies of the jurisdictions in which they operate. Adjusted EBITDA should not be considered as an alternative to net income or any other measure of financial performance or liquidity, including cash flow, derived in accordance with GAAP, or to any other method of analyzing EVI’s results as reported under GAAP.

About EVI Industries

EVI Industries, Inc., through its wholly owned subsidiaries, is a value-added distributor and a provider of advisory and technical services. Through its vast sales organization, the Company provides its customers with planning, designing, and consulting services related to their commercial laundry operations. The Company sells and/or leases its customers commercial laundry equipment, specializing in washing, drying, finishing, material handling, water heating, power generation, and water reuse applications. In support of the suite of products it offers, the Company sells related parts and accessories. Additionally, through the Company’s robust network of commercial laundry technicians, the Company provides its customers with installation, maintenance, and repair services. The Company’s customers include retail, commercial, industrial, institutional, and government customers. Purchases made by customers range from parts and accessories to single or multiple units of equipment, to large complex systems as well as the purchase of the Company’s installation, maintenance, and repair services.

Safe Harbor Statement

Except for the historical matters contained herein, statements in this press release are forward-looking and are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Words such as “may,” “should,” “could,” “seek,” “believe,” “expect,” “anticipate,” “estimate,” “project,” “intend,” “strategy” and similar expressions are intended to identify forward looking statements. Forward looking statements may relate to, among other things, events, conditions, and trends that may affect the future plans, operations, business, strategies, operating results, financial position and prospects of the Company. Forward looking statements are subject to a number of known and unknown risks and uncertainties that may cause actual results, trends, performance or achievements of the Company, or industry trends and results, to differ materially from the future results, trends, performance or achievements expressed or implied by such forward looking statements. These risks and uncertainties include, among others, those associated with: general economic and business conditions in the United States and other countries where the Company operates or where the Company’s customers and suppliers are located; economic uncertainty, including as it relates to governmental measures such as the imposition of tariffs and their effect on global trading markets, the availability and pricing of products, credit markets, industry conditions, economic conditions generally or otherwise on the Company and its business and results; the potential of a recession; industry conditions and trends; credit market volatility; risks related to supply chain delays and disruptions and their impact on the Company’s business and results, including the Company’s ability to deliver products and services to its customers on a timely basis; risks relating to inflation, including the current inflationary trend, and other price increases (including due to the imposition of tariffs), and their impact on the Company’s costs and results (including that, if desired, the Company may not be able to successfully increase the price of its products and services to offset such costs, in whole or in part, and that price increases may result in reduced demand for the Company’s products and services); risks related to labor shortages and increases in the costs of labor, and the impact thereof on the Company, including its ability to deliver products, provide services or otherwise meet customers’ expectations; risks related to interest rate increases, including the impact thereof on the cost of the Company’s indebtedness and the Company’s ability to raise capital if deemed necessary or advisable; risks associated with international relations and international hostilities, and the impact thereof on economic conditions, including supply chain constraints and inflationary trends; the Company’s ability to implement its business and growth strategies and plans, including changes thereto; risks and uncertainties associated with the Company’s “buy-and-build” growth strategy, including, without limitation, that the Company may not be successful in identifying or consummating acquisitions or other strategic transactions, integration risks, risks related to indebtedness incurred by the Company in connection with the financing of acquisitions and other strategic transactions, dilution experienced by the Company’s existing stockholders as a result of the issuance of shares of the Company’s common stock in connection with acquisitions or other strategic transactions (or for other purposes), risks related to the business, operations and prospects of acquired businesses, risks that suppliers of the acquired business may not consent to the transaction or otherwise continue its relationship with the acquired business following the transaction and the impact that the loss of any such supplier may have on the results of the Company and the acquired business, risks that the Company’s goals or expectations with respect to acquisitions, including the anticipated benefits of the acquisition of GNA, and other strategic transactions may not be met, and risks related to the accounting for acquisitions; risks that investments, initiatives and expenses, including, without limitation, investments in acquired businesses, personnel and technology expenses (including those associated with the Company’s ERP infrastructure and FSP and CRM platforms), and other investments, initiatives and expenses, may not result in the benefits anticipated; risks relating to the impact of pricing concessions and other measures which the Company may take from time to time in connection with its expansion efforts and pursuit of market share growth, including that they may not be successful and may adversely impact the Company’s gross margin and other financial results; technology changes; competition, including the Company’s ability to compete effectively and the impact that competition may have on the Company and its results, including the prices which the Company may charge for its products and services and on the Company’s profit margins, and competition for qualified employees; risks relating to the Company’s relationships with its principal suppliers and customers, including the impact of the loss of any such relationship; risks related to the Company’s indebtedness, including that availability under the Company’s credit facility is subject to the terms and conditions of the facility; the availability, terms and deployment of debt and equity capital if needed for expansion or otherwise; risks of cybersecurity threats or incidents, including the potential misappropriation or use of assets or confidential information, corruption of data or operational disruptions; the risk that orders in the Company’s backlog may not be fulfilled as or when expected; and risks that the Company’s decentralized operating model, and that product, end-user and geographic diversity, may not result in the benefits anticipated and may change over time. In addition, while the acquisition of GNA was completed on April 1, 2025, the pro forma information set forth in this press release with respect to the acquisition of GNA gives effect to the acquisition as if it was completed on January 1, 2024. Further, such pro forma information reflects adjustments based on currently available information and assumptions which management believes are reasonable under the circumstances but may not prove to be accurate. Accordingly, such pro forma information is presented for informational purposes only and is not necessarily indicative of what EVI’s results would have been had the acquisition of GNA been completed on the date assumed, nor does it purport to project the financial condition or operating results of EVI for any future period or as of any future date. Reference is also made to the other economic, competitive, governmental, technological and other risks and factors discussed in the Company’s filings with the SEC, including, without limitation, in the “Risk Factors” section of the Company’s Annual Report on Form 10-K for the fiscal year ended June 30, 2024. Many of these risks and factors are beyond the Company’s control. Further, past performance and perceived trends may not be indicative of future results. The Company cautions that the foregoing factors are not exclusive. The reader should not place undue reliance on any forward-looking statement, which speaks only as of the date made. The Company does not undertake to, and specifically disclaims any obligation to, update, revise or supplement any forward-looking statement, whether as a result of changes in circumstances, new information, subsequent events or otherwise, except as may be required by law.

EVI Industries, Inc.

Condensed Consolidated Results of Operations (in thousands, except per share data)

	Unaudited	Unaudited	Unaudited	Unaudited
	9-Months Ended	9-Months Ended	3-Months Ended	3-Months Ended
	3/31/25	3/31/24	3/31/25	3/31/24

Revenues	$279,874	$263,417	$93,538	$83,979
Cost of Sales	195,442	185,533	65,483	58,193
Gross Profit	84,432	77,884	28,055	25,786
SG&A	74,778	69,908	25,780	23,378
Operating Income	9,654	7,976	2,275	2,408
Interest Expense, net	1,717	2,268	565	675
Income before Income Taxes	7,937	5,708	1,710	1,733
Provision for Income Taxes	2,536	2,129	669	777
Net Income	$5,401	$3,579	$1,041	$956

Net Earnings per Share
Basic	$0.36	$0.25	$0.07	$0.07
Diluted	$0.35	$0.24	$0.07	$0.06

Weighted Average Shares Outstanding
Basic	12,726	12,639	12,756	12,677
Diluted	13,138	13,231	13,135	13,153

EVI Industries, Inc.

Condensed Consolidated Balance Sheets (in thousands, except per share data)

	Unaudited
	3/31/25	6/30/24
Assets
Current assets
Cash	$5,913	$4,558
Accounts receivable, net	49,434	40,932
Inventories, net	49,500	47,901
Vendor deposits	2,757	1,657
Contract assets	133	1,222
Other current assets	7,416	5,671
Total current assets	115,153	101,941
Equipment and improvements, net	14,959	13,950
Operating lease assets	8,394	8,078
Intangible assets, net	23,773	22,022
Goodwill	80,269	75,102
Other assets	9,242	9,566
Total assets	$251,790	$230,659

Liabilities and Shareholders’ Equity
Current liabilities
Accounts payable and accrued expenses	$35,585	$30,904
Accrued employee expenses	11,833	11,370
Customer deposits	25,260	24,419
Current portion of operating lease liabilities	3,546	3,110
Total current liabilities	76,224	69,803
Deferred income taxes, net	5,555	5,498
Long-term operating lease liabilities	5,804	5,849
Long-term debt, net	24,000	12,903
Total liabilities	111,583	94,053

Shareholders' equity
Preferred stock, $1.00 par value	—	—
Common stock, $.025 par value	324	322
Additional paid-in capital	110,022	106,540
Treasury stock	(5,130)	(4,439)
Retained earnings	34,991	34,183
Total shareholders' equity	140,207	136,606
Total liabilities and shareholders' equity	$251,790	$230,659

EVI Industries, Inc.

Condensed Consolidated Statements of Cash Flows (in thousands) (unaudited)

	For the nine months ended
	3/31/25	3/31/24
Operating activities:
Net income	$5,401	$3,579
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	4,734	4,492
Amortization of debt discount	54	26
Provision for expected credit losses	733	493
Non-cash lease expense	75	51
Stock compensation	3,428	3,956
Inventory reserve	864	257
Provision for deferred income taxes	57	130
Other	(105)	25
(Increase) decrease in operating assets:
Accounts receivable	(8,549)	3,107
Inventories	941	6,512
Vendor deposits	(1,100)	105
Contract assets	1,089	183
Other assets	(1,189)	1,899
(Decrease) increase in operating liabilities:
Accounts payable and accrued expenses	4,172	(9,583)
Accrued employee expenses	463	(157)
Customer deposits	257	5,869
Contract liabilities	—	(668)
Net cash provided by operating activities	11,325	20,276

Investing activities:
Capital expenditures	(3,162)	(3,654)
Cash paid for acquisitions, net of cash acquired	(12,580)	(987)
Net cash used by investing activities	(15,742)	(4,641)

Financing activities:
Dividends paid	(4,593)	(4,071)
Proceeds from borrowings	54,000	49,500
Debt repayments	(43,000)	(62,500)
Repurchases of common stock in satisfaction of employee tax withholding obligations	(691)	(1,244)
Issuances of common stock under employee stock purchase plan	56	63
Net cash provided (used) by financing activities	5,772	(18,252)
Net increase (decrease) in cash	1,355	(2,617)
Cash at beginning of period	4,558	5,921
Cash at end of period	$5,913	$3,304

EVI Industries, Inc.

Condensed Consolidated Statements of Cash Flows (in thousands) (unaudited)

	For the nine months ended
	3/31/25	3/31/24
Supplemental disclosures of cash flow information:
Cash paid during the period for interest	$1,677	$2,275
Cash paid during the period for income taxes	$2,674	$4,662

Supplemental disclosures of non-cash financing activities:
Issuances of common stock for acquisitions	—	$229

The following table reconciles net income, the most comparable GAAP financial measure, to Adjusted EBITDA.

EVI Industries, Inc.

Condensed Consolidated Earnings before Interest, Taxes, Depreciation, Amortization, and Amortization of Stock-based Compensation (in thousands)

	Unaudited	Unaudited	Unaudited	Unaudited
	9-Months Ended	9-Months Ended	3-Months Ended	3-Months Ended
	3/31/25	3/31/24	3/31/25	3/31/24

Net Income	$5,401	$3,579	$1,041	$956
Provision for Income Taxes	2,536	2,129	669	777
Interest Expense, Net	1,717	2,268	565	675
Depreciation and Amortization	4,734	4,492	1,627	1,492
Amortization of Stock-based Compensation	3,428	3,956	1,165	1,032
Adjusted EBITDA	$17,816	$16,424	$5,067	$4,932

EVI Industries, Inc.

4500 Biscayne Blvd., Suite 340

Miami, Florida 33137

(305) 402-9300

Henry M. Nahmad

Chairman and CEO

(305) 402-9300

Craig Ettelman

Director of Finance and Investor Relations

(305) 402-9300

info@evi-ind.com